EXHIBIT 8(t)

             FORM OF AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT
                        FIRST EAGLE VARIABLE FUNDS, INC.



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                                                                    EXHIBIT 8(t)


                 AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT
                 ----------------------------------------------

                                      AMONG

                       INDIANAPOLIS LIFE INSURANCE COMPANY
          (SUCCESSOR IN INTEREST TO IL ANNUITY AND INSURANCE COMPANY),

                        FIRST EAGLE VARIABLE FUNDS, INC.
                     (FORMERLY SOGEN VARIABLE FUNDS, INC.,)

                                       AND

                     SOCIETE GENERALE SECURITIES CORPORATION

         The Participation Agreement, dated as of the 1st day of September, 1997 among Indianapolis Life Insurance Company (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, on its own behalf and on behalf of each segregated asset account set forth on the attached Schedule A, First Eagle Variable Funds, Inc. (formerly SoGen Variable Funds, Inc.), a corporation organized under the laws of Maryland, and Societe Generale Securities Corporation, a New York corporation, is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

         2. All references to SoGen Variable Funds, Inc. are hereby changed to "First Eagle Overseas Variable Fund" to reflect the Fund's name change.

         3. Article XI is hereby deleted in its entirety and replaced with the following Article XI:

Article XI.       Notices
                  -------

                  Any notice shall be sufficiently given when sent by registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier, charges prepaid, with evidence of delivery, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties, and such notice will be effective upon delivery.

                  If to the Fund:

                           First Eagle Variable Funds, Inc.
                           1221 Avenue of the Americas
                           New York, NY 10020
                           Attention: [Jean-Marie Eveillard]


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                  If to the Company:

                           Indianapolis Life Insurance Company
                           555 South Kansas Avenue
                           Topeka, Kansas 66603
                           Attention:  Michael H. Miller, Vice President

                           and

                           Ameritas Life Insurance Corp.
                           5900 O Street
                           Lincoln, Nebraska 68510
                           Attention: Debra Powell

                  If to the Underwriter:

                           Societe Generale Securities Corporation
                           1221 Avenue of the Americas
                           New York, NY 10020

4.       Schedule A is hereby deleted and replaced with the attached Schedule A.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of June 30, 2003.


COMPANY:                       INDIANAPOLIS LIFE INSURANCE COMPANY

                               By its authorized officer

                               By:__________________________________

                               Title:_______________________________

FUND:                          FIRST EAGLE OVERSEAS FUND

                               By its authorized officer

                               By:__________________________________

                               Title:_______________________________


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UNDERWRITER:                   SOCIETE GENERALE SECURITIES OPERATION

                               By its authorized officer

                               By:__________________________________

                               Title:_______________________________


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                                   SCHEDULE A
Segregated Asset Accounts of the Company
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         ILICO Separate Account 1

Contracts to be Issued by the Company
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         VCA-97

Designated Portfolio Shares to be Purchased
-------------------------------------------
         First Eagle Overseas Variable Fund

Other Funding Vehicles Available Under the Contract
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        The Alger American Fund (Class O Shares)
        Fidelity Variable Insurance Products Funds (Initial Class) First Eagle Variable Funds, Inc.
        Neuberger Berman AMT (Class I)
        PIMCO Advisors VIT
        PIMCO VIT (Administrative Class)
        Royce Capital Fund
        SAFECO Resource Series Trust
        T. Rowe Price Fixed Income Series, Inc.
        T. Rowe Price International Series, Inc.
        Van Eck Worldwide Insurance Trust


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